UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2018

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On June 22, 2018, Digipay Fintech Limited (“Digipay”), a limited liability company incorporated in a British Virgin Islands and a wholly-owned subsidiary of Future FinTech Group Inc. (the “Company”), Lake Chenliu, an individual resident of Costa Rica, and InUnion Chain Ltd. (“InUnion”), a British Virgin Islands company wholly owned by Mr. Chenliu, entered into an InUnion Chain Ltd. Shares Transfer and IUN Digital Assets Investment Agreement (the “Agreement”).

Under the terms of the Agreement, Mr. Chenliu shall transfer to Digipay a 10% ownership interest in InUnion (the “InUnion Shares”) for an aggregate purchase price of $15,000,000 (the “Purchase Price”). The Company will pay the Purchase Price by issuing to Mr. Chenliu shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equaling a per share sale price of $3.00 (the “Share Payment”). The shares of Common Stock subject to the Share Payment shall be issued upon the consent of the Company’s board of directors and approval by the The Nasdaq Global Market, and shall be sold and issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Upon acquiring the InUnion Shares, Digipay will have access to, and use of, certain software, technology and related intellectual property of InUnion without further payment. Digipay will also have the right to designate a director nominee to the board of directors of InUnion.

In addition to the InUnion Shares, Digipay shall also purchase 20,000,000 of the INU tokens issued by InUnion (the “INU Tokens”) for an aggregate purchase price of $1,000,000, which such amount shall be paid in immediately available funds within 180 days of the date of the Agreement. Digipay may be issued additional INU Tokens and shares of InUnion’s capital stock in the event that, after being listed on a global digital assets exchange, the INU Tokens fail to maintain certain minimum trading price requirements.

The Agreement also contains customary representations and warranties, and covenants regarding the parties’ cooperation.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02        Unregistered Sales of Equity Securities.

Please refer to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

Item 9.01        Financial Statements Exhibits.

(d)       Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	InUnion Chain Ltd. Shares Transfer and IUN Digital Assets Investment Agreement, by and among Digipay Fintech Limited, Lake Chenliu and InUnion Chain Ltd., dated June 22, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: June 22, 2018	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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